POWER OF ATTORNEY

I, **LUIS A. DAVIS**, President of the Company **BZINFIN S.A., BVI** duly authorized for this act at a meeting of the Board of Directors held at the principal office of the Corporation, grant a general power of Attorney in favour of

Mr PATRICK T. BITTEL
With the right to sign individually

To act individually on behalf of the Company as follows:

To purchase, alienate, transfer, sell, lease, pledge, mortgage, encumber, or dispose of in any way or manner, the movable or immovable, corporeal or incorporeal, property of the corporation; to accept, endorse, collect, deposit and transfer checks, notes and any other negotiable instruments in its name, to open and manage any kind of banking account, to draw from accounts and the banking deposits of the corporation, be they checking accounts, time deposits or against overdraft or any other kind of deposits. To issue notes, sign bills of exchange as a drawer, acceptor, endorser or guarantor; accept obligations, be they of a commercial or civil nature; to represent the corporation in matters of disposition and administration as well as in all affairs of management and situations in which the corporation has an interest, also in general partnerships or joint ventures; to buy stock or shares of any kind in other companies; to take part in Assemblies or meetings in order to make any kind of agreements, including agreements of constitution, transformation, increase of capital and dissolution of companies; to become the legal representative of the company, as plaintiff, defendant, third party or in any other form, be they judicial, administrative, concerning labour, or any other nature; to substitute this power in whole or in part and to revoke the substitutions; to subscribe documents wherein the corporation may be involved, as debtor or creditor; to make agreements using arbitrators or any other type of arrangement whatsoever and to complete any act or to enter into any contract that it be considered beneficial to the interests of the company **BZINFIN S.A.** because it is the intention of this General Power of Attorney that it be exercised without any limitations whatsoever.

The general Power of Attorney herein granted may be used and exercised by

Mr PATRICK T. BITTEL
With the right to sign individually

on behalf of the Corporation, in any part of the world including any country, state colony, province, municipality or political subdivision of any country.

Issued, signed and sealed on the 02nd of September, 2006.

LUIS A. DAVIS